TAIT, WELLER & BAKER
                          Certified Public Accountants






                                                 May 2, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     We have read the statements made by The Elite Group of Mutual Funds (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, as part of the Fund's filing on Form N-SAR for the period ended September 30, 2006. We agree with the statements concerning our Firm in such Form N-SAR.

                                                 Very truly yours,

                                                 /s/ Tait, Weller & Baker

                                                 Tait, Weller & Baker




















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